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                                                                    Exhibit 21.1




                         Dover Downs Entertainment, Inc.
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                 Subsidiaries of Registrant at December 31, 2001
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                Dover Downs Gaming & Entertainment, Inc.

                Dover Downs, Inc.

                Dover International Speedway, Inc.

                Dover Downs Properties, Inc.

                Nashville Speedway, USA, Inc.

                Grand Prix Association of Long Beach, Inc.

                Gateway International Motorsports Corporation

                Gateway International Services Corporation

                Memphis International Motorsports Corporation

                M & N  Services Corp